UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): August 27, 2026

National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive,
Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2026, National Health Investors, Inc. (the “Company”) entered into a Change in Control Severance Agreement (the “CIC Severance Agreement”) with Christian Maingot (the “Executive”). The CIC Severance Agreement is effective as of August 27, 2026.

The CIC Severance Agreement provides that, subject to the Executive executing and not revoking a general release of claims and in lieu of any severance under any other agreement or arrangement, in the event the Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason” within two years following a “Change in Control” or is terminated without “Cause” within 30 days prior to a “Change in Control” (each term, as defined in the CIC Severance Agreement), the Executive will be entitled to receive the following: (1) a lump sum cash payment equal to 2.0 times the average of the Executive’s annual base salary and bonus for the most recent two consecutive calendar years (or, if employed by the Company for less than two calendar years, for such number of full calendar years); (2) a lump sum cash payment equal to the greater of the Executive’s target annual bonus and annual bonus that would have been earned based on performance through the termination, pro-rated for actual days of service during the performance period; (3) continued COBRA coverage for the Executive and the Executive’s spouse and dependents (as applicable) for 18 months; and (4) accelerated vesting of all equity or equity-based incentive awards subject solely to time-based vesting.

The CIC Severance Agreement includes (i) non-competition restrictions during the Executive’s employment and, if severance benefits are payable pursuant to the CIC Severance Agreement, for 12 months thereafter, (ii) non-solicitation of customer and employee restrictions during the Executive’s employment and, if severance benefits are payable pursuant to the CIC Severance Agreement, for 12 months thereafter, and (iii) confidentiality restrictions during the Executive’s employment and thereafter. In addition, if any payment or benefit pursuant to the CIC Severance Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the largest amount that would not result in such excise tax, if and only if such reduction would result in the Executive’s receipt of greater net after-tax proceeds.

The foregoing description of the CIC Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CIC Severance Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Change in Control Severance Agreement, dated August 27, 2026, by and between National Health Investors, Inc. and Christian Maingot.
104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Todd M.Siefert
Name:    Todd M. Siefert
Title:    Principal Financial Officer

Date:    August 27, 2026